    As filed with the Securities and Exchange Commission on December 13, 1999

                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ------------

                                    FORM S-8
                             Registration Statement
                                      under
                           THE SECURITIES ACT OF 1933
                                   ------------

                            MERRILL LYNCH & CO., INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                        13-2740599
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                             World Financial Center
                                   North Tower
                            New York, New York 10281
                                 (212) 449-1000
      (Address,  including zip code,  and telephone  number,  including  area code, of registrant's principal executive offices)
                                 ------------

         Merrill Lynch & Co., Inc. Long-Term Incentive Compensation Plan
                           for Managers and Producers
                            (Full title of the plan)
                                 ------------

                              Mark B. Goldfus, Esq.
                            Merrill Lynch & Co., Inc.
                            222 Broadway - 17th Floor
                            New York, New York 10038
                                 (212) 670-0180
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================ ========================== =========================== =============================
      Title of securities                Amount to          Proposed maximum offering    Proposed maximum aggregate
       to be registered                be registered             price per share             offering price(2)
================================ ========================== =========================== =============================
Common Stock, par value
$1.33-1/3 per share,
(including Preferred Stock
Purchase Rights) (1)...........      40,000,000 shares               $80.375                   $3,215,000,000
================================ ========================== =========================== =============================

================================ ================================
      Title of securities                 Amount of
       to be registered                registration fee
================================ ================================
Common Stock, par value
$1.33-1/3 per share,
(including Preferred Stock
Purchase Rights) (1)...........           $848,760.00
================================ ================================

  (1) Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock; value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
  (2) Calculated in accordance with Rule 457(c), based on the average of the high and low prices of the Common Stock reported in the consolidated reporting system on December 7, 1999.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating key employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.


         The Annual Report of Merrill Lynch & Co., Inc. (the "Company") on Form 10-K for the fiscal year ended December 25, 1998, Quarterly Reports on Form 10-Q for the quarters ended March 26, 1999, June 25, 1999, and September 24, 1999, and Current Reports on Form 8-K dated December 28, 1998, January 19, 1999, February 17, 1999, February 18, 1999, February 22, 1999, February 23, 1999, March 26, 1999, April 13, 1999, April 19, 1999, May 26, 1999, May 28, 1999 (two
reports),  June 1, 1999,  June 25, 1999,  July 12, 1999, July 13, 1999, July 21,
1999, August 4, 1999 (two reports), September 20, 1999, October 12, 1999, and October 27, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference herein.

         All documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the securities registered hereunder shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.       Description of Securities.

         The authorized capital stock of the Company consists of 1,000,000,000 shares of common stock, par value $1.33-1/3 per share ("Common Stock"), and 25,000,000 shares of preferred stock, par value $1.00 per share, issuable in series ("Preferred Stock"). As of November 26, 1999, there were 367,340,195 shares of Common Stock and 4,009,359 Exchangeable Shares outstanding. The
Exchangeable Shares are exchangeable at any time into Common Stock on a one-for-one basis and entitle holders to dividend, voting and other rights equivalent to Common Stock. The holders of shares of Common Stock are entitled to one vote for each share held and each share of Common Stock is entitled to participate equally in dividends out of funds legally available therefor, as and when declared by the Board of Directors, and in the distribution of assets in the event of liquidation. The shares of Common Stock have no preemptive or conversion rights, redemption provisions or sinking fund provisions. The outstanding shares of Common Stock are, and the shares offered hereby will be, duly and validly issued, fully paid and nonassessable. Each share is eligible to participate under the Rights Agreement referenced below and, to the extent specified therein, to purchase certain securities upon the occurrence of certain events specified in the Rights Agreement.

         The Board of Directors of the Company, without further action by stockholders, has the authority to issue shares of Preferred Stock from time to time in one or more series and to fix the powers (including voting power), designations, preferences as to dividends and liquidation, and relative, participating, optional, or other special rights and the qualifications, limitations, or restrictions thereof. As of November 26, 1999, there were 17,000,000 Depositary Shares issued each representing a one-four hundredth interest in a share of the Company's 9% Cumulative Preferred Stock, Series A (the "9% Preferred Stock"). The 9% Preferred Stock is a single series consisting of 42,500 shares with an aggregate liquidation preference of $425,000,000. As of November 26, 1999, there were 42,500 shares of 9% Preferred Stock outstanding. From time to time, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") may occasionally acquire a temporary position in the Depositary Shares. As of November 26, 1999, the Depositary Shares held by MLPF&S for the purpose of resale was not material. The 9% Preferred Stock has dividend and liquidation preference over the Common Stock and over the Series A Junior Preferred Stock issuable pursuant to a Rights Agreement dated as of December 2, 1997 between the Company and ChaseMellon Shareholder Services, L.L.C.

Item 5.       Interests of Experts and Counsel.

         None.

Item 6.       Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Article XIII, Section 2 of the Restated Certificate of Incorporation of the Company provides in effect that, subject to certain limited exceptions, the Company shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware. The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. Like indemnification and insurance is also provided to those employees of the Company who serve as administrators of the Plan. In addition, the Company has entered into contracts with all of its directors providing for indemnification of such persons by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 7.       Exemption From Registration Claimed.

         Not Applicable.

Item 8.       Exhibits.

4(a) Restated Certificate of Incorporation of the Company effective as of April 28, 1998 (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1998 (File No. 1-7182) ("1998 First Quarter 10-Q"), and to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 25, 1998 (File No. 1-7182)).
4(b) By-Laws of the Company, effective as of July 26, 1999 (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 24, 1999 (File No. 1-7182)).
4(c) Form of Amended and Restated Rights Agreement dated as of December 2, 1997 between the Company and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 4 to Form 8-K dated December 2, 1997 (File No. 1-7182)).
4(d) Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's Series A Junior Preferred Stock (incorporated by reference to Exhibit 3(i) to the 1998 First Quarter 10-Q; specifically, those pages attached as Exhibit A to Exhibit 3(i)).
4(e) Certificate of Designations of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's 9% Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 3(i) to the 1998 First Quarter 10-Q; specifically, those pages attached as Exhibit B to Exhibit 3(i)).
5        Opinion of Brown & Wood LLP.
15       Letter re: unaudited interim financial information.

23(a)    Consent of Brown & Wood LLP (included as part of Exhibit 5).
23(b)    Consent of Deloitte & Touche LLP.
24       Power of Attorney (included on page 5).

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York on the 13th day of December, 1999.

                                           MERRILL LYNCH & CO., INC.


                                           By  /s/  DAVID H. KOMANSKY
                                             --------------------------
                                                  David H. Komansky
                                              (Chairman of the Board,
                                                Chief Executive Officer
                                                and Director)

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Komansky, E. Stanley O'Neal and Stephen L. Hammerman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 13th day of December, 1999.




         Signature                                Title
         ---------                                -----

   /s/ DAVID H. KOMANSKY
--------------------------------         Chairman of the Board, Chief
     (David H. Komansky)                 Executive Officer and Director

   /s/ E. STANLEY O'NEAL                 Executive Vice President and
--------------------------------         Chief Financial Officer (Principal
     (E. Stanley O'Neal)                 Financial Officer)

   /s/ AHMASS L. FAKAHANY                Senior Vice President and Controller
--------------------------------         (Principal Accounting Officer)
     (Ahmass L. Fakahany)

         Signature                                Title
         ---------                                -----

   /s/ W.H. CLARK                                Director
--------------------------------
      (W.H. Clark)

   /s/ JILL K. CONWAY                            Director
--------------------------------
      (Jill K. Conway)

   /s/ STEPHEN L. HAMMERMAN                      Director
--------------------------------
       (Stephen L. Hammerman)

   /s/ GEORGE B. HARVEY                          Director
--------------------------------
       (George B. Harvey)

   /s/ WILLIAM R. HOOVER                         Director
--------------------------------
       (William R. Hoover)

   /s/ ROBERT P. LUCIANO                         Director
--------------------------------
       (Robert P. Luciano)

   /s/ DAVID K. NEWBIGGING                       Director
--------------------------------
       (David K. Newbigging

   /s/ AULANA L. PETERS                          Director
--------------------------------
       (Aulana L. Peters)

   /s/ JOHN J. PHELAN, JR.                       Director
--------------------------------
       (John J. Phelan, Jr.

   /s/ JOHN L. STEFFENS                          Director
--------------------------------
       (John L. Steffens)

   /s/ WILLIAM L. WEISS                          Director
--------------------------------
       (William L. Weiss)

                                  EXHIBIT INDEX


Exhibit No.  Description                                                    Page
-----------  -----------

   4(a) Restated Certificate of Incorporation of the Company effective as of April 28, 1998 (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1998 (File No. 1-7182) ("1998 First Quarter 10-Q"), and to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 25, 1998 (File No. 1-7182)).

   4(b)      By-Laws  of  the  Company,  effective  as  of  July  26,  1999
             (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 24, 1999 (File No. 1-7182)).

   4(c) Form of Amended and Restated Rights Agreement dated as of December 2, 1997 between the Company and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to
             Exhibit  4 to Form  8-K  dated  December  2,  1997  (File  No.
             1-7182)).

   4(d) Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's Series A Junior Preferred Stock (incorporated by reference to Exhibit 3(i) to the 1998 First Quarter 10-Q; specifically, those pages attached as Exhibit A to Exhibit 3(i)).

   4(e) Certificate of Designations of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's 9% Cumulative Preferred Stock, Series A (incorporated by reference to
             Exhibit 3(i) to the 1998 First Quarter 10-Q; specifically, those pages attached as Exhibit B to Exhibit 3(i)).

+  5         Opinion of Brown & Wood LLP.

+  15        Letter re: unaudited interim financial information.

+  23(a)     Consent of Brown & Wood LLP (included as part of Exhibit 5).

+  23(b)     Consent of Deloitte & Touche LLP.

+  24        Power of Attorney (included on page 5).


+   Filed herewith.